Exhibit III

                               HEADS OF AGREEMENT

                               BRITISH ENERGY PLC

                           AD HOC BONDHOLDER COMMITTEE

                         POLYGON INVESTMENT PARTNERS LLP

                    POLYGON GLOBAL OPPORTUNITIES MASTER FUND

                                       AND

                         POLYGON INVESTMENT PARTNERS LP

PURPOSE A legally binding Heads of Agreement providing for, subject to the terms set out here, full and final settlement of all disputes arising out of or in connection with the Restructuring between (1) the Company and Polygon and (2) the Committee and Polygon. Polygon will procure that Vidacos Nominees Limited ("Vidacos") will take all necessary steps required of it to give effect to these Heads of Agreement.

PARTIES British Energy plc (the "Company"), the Ad Hoc Bondholder Committee, comprising Cargill Financial Markets Plc, Duquesne Capital Management LLC and QDRF Master Limited (the "Committee") (being the Ad Hoc Committee for the purposes of the CRA), Polygon Investment Partners LLP, Polygon Global Opportunities Master Fund and Polygon Investment Partners LP, on behalf of themselves and funds under management (together "Polygon").

DEFINITIONS                   Definitions used in the Creditor Restructuring
                              Agreement (the "CRA") have the same meaning in this Heads of Agreement.

FURTHER DOCUMENTATION         Following signature by the Parties the Committee's
                              counsel will deliver drafts of any further agreements to Polygon as are necessary to amplify these binding Heads of Agreement ("Further
                              Agreements"). The Parties agree to negotiate in good faith to finalise and enter into the Further
                              Agreements.

ENGLISH LITIGATION            The Committee and Polygon (in respect of its
                              application to strike out the Proceedings (as defined below)) agree to procure that the English proceedings against Polygon and Vidacos (the
                              "Proceedings") are stayed, without prejudice to Polygon's application to strike out the Proceedings, pending:


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                               (i)      In the event that the Requisitioned
                                        Resolutions (as defined below) are not
                                        passed at the Requistioned EGM (as
                                        defined below) or any adjournment
                                        thereof and the Restructuring is
                                        completed, the Proceedings will be
                                        discontinued as against Polygon and
                                        Vidacos, upon completion.

                               (ii)     In the event that the Requisitioned
                                        Resolutions are not passed at the
                                        Requsitioned EGM or any adjournment
                                        thereof and the Restructuring does not
                                        complete before either 31 January 2005
                                        or, if the Restructuring Long Stop Date
                                        is extended, before the date of such
                                        extension but in any event no later than 30 April 2005 (the "Extended Long Stop Date"), the Proceedings will be discontinued as against Polygon and Vidacos on 31 January 2005 or such Extended Long Stop Date provided that Polygon has not committed a material breach of any of the terms of these Heads of Agreement or the Further Agreements.

                               (iii)    In the event that the Requisitioned
                                        Resolutions are passed at the
                                        Requisitioned EGM or any adjournment
                                        thereof and the Restructuring is
                                        completed the Proceedings will be
                                        discontinued as against Polygon and
                                        Vidacos upon completion provided that
                                        Polygon has not committed a material
                                        breach of any of the terms of these
                                        Heads of Agreement or the Further
                                        Agreements.

                               (iv)     In the event that the Requisitioned
                                        Resolutions are passed at the
                                        Requisitioned EGM or any adjournment
                                        thereof and the Restructuring does not
                                        complete before either 31 January 2005
                                        or any Extended Long Stop Date, the
                                        Proceedings will not be discontinued as
                                        against Polygon and Vidacos and the stay will be lifted and the Proceedings continued after the later of 31 January 2005 or any Extended Long Stop Date.


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                               (v)      If the Requisitioned EGM is adjourned
                                        and before such meeting reconvenes: (a)
                                        the Restructuring is completed before
                                        the later of 31 January 2005 or any
                                        Extended Long Stop Date, the Proceedings will be discontinued as against Polygon and Vidacos upon completion; and (b) the Restructuring is not completed before the later of 31 January 2005 or any Extended Long Stop Date, the Proceedings will be discontinued as against Polygon and Vidacos on the later of 31 January 2005 or any Extended Long Stop Date provided that Polygon has not committed a material breach of any of the terms of these Heads of Agreement or the Further Agreements.

                              Polygon undertakes not to object to any consent order entered in relation to the Committee action against the Company.

NEW YORK LITIGATION           The Company consents to immediate entry of an
                              order dismissing the US proceedings with prejudice and the withdrawal of the Company's complaint and will cause its counsel to take prompt action to give effect to such actions.

RESTRUCTURING                  (i)      in respect of the EGM requisitioned on
                                        behalf of Polygon and another entity
                                        (the "Requisitioned EGM"), Polygon
                                        undertakes to vote against and procure
                                        that Vidacos votes against and in each
                                        case delivers a form of proxy to the
                                        Chairman of the Company voting against
                                        each of the resolutions set out in the
                                        Company's Circular dated 24 September
                                        2004 (the "Requisitioned Resolutions")
                                        in respect of any ordinary shares
                                        legally or beneficially owned, and, if
                                        proposed by the Chairman of the Company, vote in favour of an adjournment of the Requisitioned EGM.

                               (ii)     Polygon agrees not to initiate any
                                        Court, regulatory or governmental
                                        process, or to appear in any Court or
                                        participate in any process in relation
                                        to the Members' or Creditors' Scheme or
                                        delisting of Company shares or ADRs and
                                        not to take any other step or commence
                                        any proceedings whatsoever (including
                                        encouraging or supporting, directly or
                                        indirectly, any such step or proceedings by any other person or entity) in



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                                        relation to the Restructuring, save for
                                        circumstances in which Polygon
                                        reasonably believes, having been advised in writing by Leading Counsel, that a failure to appear in a particular Court or respond to any regulatory or governmental process would expose it to liability for contempt of Court or other equivalent sanction.

                               (iii) Polygon agrees not to transfer legal or beneficial ownership of its Relevant Shares (as defined below) prior to the Requisitioned EGM save upon the proposed transferee entering into a legally binding undertaking to vote against the Requisitioned Resolutions and undertaking to the Company and the Committee in the terms of this paragraph
                                        (iii), such undertaking to be binding on subsequent transferees and on terms reasonably satisfactory to the Company and the Committee and subject to the Company's and the Committee's prior written approval, such approval not to be unreasonably withheld or delayed.

                               (iv) Polygon agrees to reasonably cooperate in any application that the Company may wish to make to adjourn or cancel the Requisitioned EGM including providing witness statements in reasonable terms in support of any such application and appearing at any hearing and making reasonable submissions in support of the application.

                               (v)      Polygon will take no further steps,
                                        directly or indirectly, to challenge or
                                        impede the Restructuring including
                                        lobbying shareholders, MPs and
                                        government ministers and lobbying
                                        regulatory bodies (including UKLA, DTI,
                                        FSA, European Commission).

                               (vi) Polygon agrees to, as soon as reasonably practicable but in any event within three business days, shut down permanently and to withhold all support for, and participation in the BE Fair Website (WWW.BE-FAIR.ORG) and not to support or establish, directly or indirectly any other website that seeks directly or indirectly to promote any activity or dialogue regarding the Restructuring, and to remove from any other website over which they exercise control, including those maintained in the domain name of Polygon, any reference to the Restructuring.


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                               (vii)    Polygon shall not act, directly or
                                        indirectly, whether alone or in concert
                                        with others to advise or encourage
                                        others to act in a way which could
                                        reasonably be expected to frustrate,
                                        impede or make more difficult the
                                        Restructuring or its consummation.

                               (viii) Until the earlier of completion of the Restructuring or the Extended Long Stop Date, Polygon shall, and shall procure that its proxy solicitor and advisers shall, retain and keep confidential all information (from any source, including from the internet) regarding the Company, including but not limited to shareholders of the Company, the Requisitioned EGM, the Requisitioned Resolutions, the CRA and/or the Restructuring (collectively, the
                                        "Information"); and Polygon will not
                                        provide at any time any Information to
                                        any person or entity save to the extent
                                        that it is required to do so by Court
                                        order or order of a competent regulatory or governmental authority. In the event of an anticipated Court, regulatory or governmental order or direction requiring disclosure of information, Polygon undertakes to use reasonable endeavours to give the Company and the Committee prior notice of the prospective hearing and to liaise with the Company and the Committee counsel in relation to such Court proceeding and to take all reasonable steps to contest such Court, regulatory or governmental order or direction.

                               (ix) Until the earlier of completion of the restructuring or the Extended Long Stop Date, Polygon and/or its advisers and proxy solicitor shall retain and will not destroy any documents or information currently in its possession, custody or control, regarding any dealings, communications, agreements or arrangements entered into with Brandes Investment Partners LLC and/or its affiliates concerning the Requisitioned EGM, the Requisitioned Resolutions, the CRA, the Company or the Restructuring. Polygon, its advisers and its proxy solicitor will keep all such documents and information confidential and will


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                                        not provide them to any person or entity
                                        save to the extent that it is required
                                        to do so by Court order or order of a
                                        competent regulatory or governmental
                                        authority.

COSTS Polygon agrees to pay its own costs and expenses in relation to all above steps and in relation to the Proceedings and the New York litigation. Polygon will not be responsible for the costs and expenses of the Company or the Committee in relation to the above steps or in relation to the Proceedings and the New York litigation.

ANNOUNCEMENT                  Upon signature of this Heads of Agreement, the
                              agreed announcements will be released in the form initialled in advance.

NON DISPARAGEMENT             Polygon will not either directly or indirectly
                              publish or otherwise make any statement concerning the Company Released Parties (as defined below) or the Committee Released Parties (as defined below) which is intended to or might reasonably be expected to disparage, be detrimental to or otherwise critical of the Company Released Parties or the Committee Released Parties.


                              The Company will not either directly or indirectly publish or otherwise make any statement concerning Polygon Released Parties (as defined below) which is intended to or might reasonably be expected to disparage, be detrimental to or otherwise critical of Polygon Released Parties.


                              The Committee will not either directly or indirectly publish or otherwise make any statement concerning Polygon Released Parties which is intended to or might reasonably be expected to disparage, be detrimental to or otherwise critical of Polygon Released Parties.


                              For the avoidance of doubt it is agreed that any statement of fact (as opposed to speculation, opinion or conjecture) which is true and accurate will not constitute a breach of this Non Disparagement paragraph.

RELEASES The Further Agreements shall record more fully and completely the mutual releases, waivers and covenants not to sue (the "Releases") granted hereby in respect of all and any claims (actual or potential) in and relating to the subject matter of the Proceedings, the New York litigation, the CRA, the Restructuring and any interest which Polygon has or had at any time in the Company or


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                              its securities, for the benefit of the Committee,
                              the Company, Polygon and their respective directors, members, officers, advisers, partners, employees, independent contractors and nominees and, in relation to Polygon, its investors in their capacity as investors in Polygon, save to the extent that Brandes Investment Partners LLC or any of its affiliates is an investor in Polygon (the "Released Parties"), in each case without prejudice to any rights of the Committee against the Company under the CRA. The Releases of Polygon by the Committee and the Company in connection with the Proceedings will take effect on the date the Proceedings are discontinued as provided under the paragraph above entitled English Litigation. The Release of Polygon by the Company in connection with the New York litigation will take effect upon execution hereof and otherwise the Releases will take effect on the date that the Proceedings are discontinued as provided under the paragraph above entitled English Litigation.

REPRESENTATIONS, WARRANTS,
AND UNDERTAKINGS              Each Party represents and warrants that:

                               (i) it has the power to enter into, perform and deliver and has taken all necessary action to authorise its entry into, performance and delivery of these Heads of Agreement and the actions contemplated by these Heads of Agreement;

                               (ii) the execution by it of these Heads of Agreement and the exercise of its rights and the performance of its obligations under these Heads of Agreement

                                        (a)  does not constitute and will not
                                             result in any breach of applicable
                                             law, any of its constitutive
                                             documents or any agreement to which
                                             it is party; and
                                        (b)  its obligations under these Heads
                                             of Agreement are valid and binding
                                             obligations, enforceable in
                                             accordance with the terms of these
                                             Heads of Agreement.

                              Save as set forth herein Polygon represents and warrants that, save as already publicly disclosed by Polygon on its Schedule 13D filing as amended, there are no agreements or undertakings with any other third party in relation to the use, voting, acquisition, retention or disposal of its beneficial interests in the Company's Ordinary Shares, "A" Shares or Debt (as defined below), including as to the exercise of any rights arising from those interests.


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                              Polygon represents that it owns ADRs in respect of
                              100 ADSs evidencing 7,500 Ordinary Shares and 37,000,000 Ordinary Shares (the "Relevant Shares") and that Polygon has no legal or beneficial interest, direct or indirect, in any Bond, PPA Claim or interest in the EPL Facility Agreement (Bond, PPA Claim or interest in the EPL Facility Agreement being the "Debt") or "A" Shares and neither has nor controls any voting rights in any equity securities or Debt held legally or beneficially by any third party.

                              Polygon covenants that its legal advisers, including counsel, will not be released or made available to assist or advise any other person or entity, other than the Polygon Released Parties, in connection with the Restructuring, the Proceedings or the New York litigation.


                              The Committee covenants that neither it nor any of its advisers will initiate, advise or assist any other entity to initiate, advise or assist in any Court, regulatory or governmental process against Polygon in relation to the subject matter of the Restructuring, the Proceedings, the New York litigation, the CRA or any interest which Polygon has or had at any time in the Company or its securities, including encouraging or supporting, directly or indirectly, any such effort by any other person or entity in relation to the Restructuring, save for circumstances in which the Committee reasonably believes, having obtained a written opinion from Leading Counsel, that any failure to appear in any court or respond to any regulatory or governmental process would expose it to liability for contempt of Court or other equivalent sanction.

                              The Committee represents that, so far as it is aware, save in relation to any actual or potential claims already notified in writing to Polygon, there are no other actual, pending or threatened bondholder claims which bondholders have asserted they intend to pursue following settlement of the Proceedings on reasonable commercial terms.

                              The Company covenants that it will not bring and that it will not allow its advisers to use the Company's confidential information to bring, any Court actions or regulatory or governmental process against Polygon in relation to the subject matter of the Restructuring, the Proceedings, the CRA, the New York litigation or in relation to any interest which Polygon has or had at any time in the Company or its securities, including encouraging or supporting, directly or indirectly, any such effort by any other person or entity in


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                              relation to the Restructuring, save for
                              circumstances in which the Company reasonably believes that such action is required by law or regulation and provided that for the avoidance of doubt the Company shall be entitled to request disclosure of interests in shares in accordance with section 212 of the Companies Act 1985 (as amended) and the Company's articles of association.


                              The above representations, covenants and warranties will be repeated at the date of the signing of the definitive settlement agreement and shall survive execution and delivery of these Heads of Agreement.

                              All of the obligations which Polygon is required to perform will apply to Polygon's interests both in the Debt, the Ordinary Shares and the "A" Shares acquired subsequent to the execution of these Heads of Agreement, in particular the obligations set out in sub-paragraphs (i) - (ix) of the paragraph above entitled "Restructuring". For the avoidance of doubt, to the extent that Polygon acquires interests in the Debt subsequent to the execution of these Heads of Agreement they will become automatic signatories to and accordingly bound by the CRA.



GOVERNING LAW

                              English law, exclusive submission to English jurisdiction.

                                                             30th September 2004

Signed by                     on behalf of Ad Hoc Bondholder Committee

/s/ Andrew J.O. Wilkinson
partner Cadwalader,
Wickersham & Taft

Signed by                     on behalf of Polygon Investment Partners LLP

/s/ Reade Griffith

Signed by                     on behalf of Polygon Global Opportunities Master
                              Fund

/s/ Reade Griffith

Signed by                     on behalf of Polygon Investment Partners LP

/s/ Reade Griffith

Signed by                      on behalf of British Energy PLC

/s/ Stephen Billingham,
Director


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